Exhibit 99.B(i)(3)

250 WEST 55TH STREET	MORRISON FOERSTER LLP
NEW YORK, NY 10019-9601	BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
TELEPHONE: 212.468.8000	NEW YORK, NORTHERN VIRGINIA,
FACSIMILE: 212.468.7900	PALO ALTO, SACRAMENTO, SAN DIEGO,
WWW.MOFO.COM	SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

October 27, 2015

Victory Portfolios II
4900 Tiedeman Road, 4th Floor
Brooklyn, Ohio 44144

Re:	Victory Portfolios II
Post-Effective Amendment No. 40
File No. 333-181176; ICA No. 811-22696

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 40 to Registration Statement No. 333-181176.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP